Exhibit (e)

CONSENT OF MAG. SILVIA MACA

I hereby consent to the use of my name under the heading “Sources of Information” in this Annual Report on Form 18-K/A for the year ended December 31, 2014 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement No. 333-184123 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: July 21, 2015

/s/ MAG. SILVIA MACA
Name:	Mag. Silvia Maca
Title:	Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance